UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2013  (March 12, 2013)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (832) 308-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2013, Cardtronics, Inc. (the "Company") issued a press release announcing a pending change to its Board of Directors (the "Board"). Specifically Mr. Robert P. Barone (age 75) has announced to the Company his intention to resign from the Board effective as of June 28, 2013. Mr. Barone has been a member of the Board since September 2001. His pending resignation to the Board is not as a result of any disagreement with the Company.

The Nominating and Governance Committee of the Board has commenced a search for a replacement for Mr. Barone's position on the Board. It is the Committee's intention to nominate a new director to the Board in conjunction with or shortly after Mr. Barone's scheduled resignation from the Board.

A copy of the press release dated March 14, 2013 announcing the foregoing pending changes to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated March 14, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
March 14, 2013 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster Chief Financial Officer